Exhibit 16.1


SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


November 8, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 14, 2010 of National Asset Recovery Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements about us. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K filed by the Company.

Very truly yours,



/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada




                            Seale and Beers, CPAs
                       PCAOB & CPAB Registered Auditors

               50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107
                       (888)727-8251 Fax: (888)782-2351
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